Exhibit 3.1
     EXECUTION COPY
OPERATING AGREEMENT OF
LAS VEGAS SANDS, LLC,
A NEVADA LIMITED LIABILITY COMPANY
          THIS OPERATING AGREEMENT is made effective as of the 28 day of July, 2005, by and between Las Vegas Sands Corp., a Nevada corporation, as the sole member of Las Vegas Sands, LLC, a Nevada limited liability company (the “Company”), and the Company.
EXPLANATORY STATEMENT
          This Agreement governs the relationship between the Company and its sole member, pursuant to the Nevada Limited Liability Company Act, as defined below.
          In consideration of their mutual promises, covenants, and agreements, the parties hereto do hereby promise, covenant and agree as follows:
DEFINITIONS
          For purposes of this Agreement, and unless the context clearly otherwise indicates, the following terms shall have the following meanings:
          “Act” — The Nevada Limited Liability Company Act, Chapter 86 of the Nevada Revised Statutes, as amended from time to time.
          “Agreement” — This Operating Agreement of Las Vegas Sands, LLC.
          “Company” — Las Vegas Sands, LLC, a Nevada limited liability company.
          “Member” — Las Vegas Sands Corp., as the sole Member of the Company, or any other Person who may be designated as sole member of the Company pursuant to the terms of this Agreement.
          “Membership Interest” — The rights of the Member in distributions and allocations of profits, losses, gains, deductions and credits.
          “Membership Rights” — The rights of the Member, which are comprised of: (1) its Membership Interest, and (2) its right to vote and to otherwise participate in the management and governance of the Company.
          “Persons” — Individuals, partnerships, corporations, limited liability companies, unincorporated associations, trusts, estates and any other type of entity.
ARTICLE I
FORMATION
          1.1 Organization. The Member acknowledges the existence of the Company as a Nevada limited liability company pursuant to the provisions of the Act.

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          1.2 Agreement. For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Member and the Company hereby agree to the terms and conditions of this Agreement, as it may from time to time be amended according to its terms. It is the express intention of the Member and the Company that the Agreement be the agreement of the parties, and, except to the extent a provision of the Agreement is prohibited or ineffective under the Act, the Agreement shall govern, even when inconsistent with, or different from, the provisions of the Act or any other law or rule. To the extent any provision of this Agreement is prohibited or ineffective under the Act, the Agreement shall be considered amended to the smallest degree possible in order to make the Agreement effective under the Act.
          1.3 Name. The name of the Company is Las Vegas Sands, LLC and all Company business shall be conducted under that name.
          1.4 Principal Place of Business. The principal place of business of the Company within the State of Nevada shall be at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109. The Company may locate its place or places of business and registered office at any other place or places as the Board of Directors (as defined in Section 5.1) may from time to time deem advisable.
          1.5 Registered Agent. The Company’s registered office shall first be at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109. The name of its initial registered agent at such address shall be Frederick H. Kraus. The Board of Directors may, from time to time, change the registered agent or the registered office through appropriate filings with the Secretary of State of Nevada. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Board of Directors or any executive officer of the Company shall promptly designate a replacement registered agent or file a notice of change of address as the case may be.
          1.6 Term. The Company shall continue until it is dissolved in accordance with either the provisions of this Agreement or the Act.
          1.7 Permitted Business. The business of the Company shall be to (i) construct, hold, own, market, operate, manage and conduct gaming in casino, hotel, resort, meeting, convention, retail and entertainment complexes, including in a gaming casino on or within the premises known as the Venetian Casino Resort (the “Property”), and located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada, as well as other properties in Las Vegas and elsewhere, (ii) engage in the casino gaming, hotel, and resort business at the Property and elsewhere and any activity or business incidental, directly related or similar thereto, (iii) engage in any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, convention, trade show, meeting, recreation, retail sale or other activity or business designed to promote, market, support, develop, construct or enhance the casino gaming, hotel and resort business operated by the Company and (iv) engage in any other lawful activity.

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ARTICLE II
CONTRIBUTIONS
          2.1 Capital Contributions. The Member may, but shall not be required to, make additional capital contributions.
          2.2 Loans. In the event the capital needs of the Company exceed the amount of capital contributions previously provided, the Member may, but shall not be required to, loan additional monies to the Company in amounts and on terms and conditions to be agreed upon by the Company and the Member. The Company may also borrow money for its capital needs from any third parties in amounts and on terms and conditions determined by the Member.
          2.3 Interest on and Return of Capital Contribution. The Member shall not be entitled to interest on any capital contribution, or to a return of any capital contribution, except as specifically provided for herein.
          2.4 Issuance and Transfer of Securities. The Company shall not issue any membership interest or other securities except in accordance with the provisions of Chapter 463 of the Nevada Revised Statutes and the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time (collectively, the “Nevada Gaming Control Act”). The issuance of any membership interest or other securities in violation thereof shall be ineffective and such membership interest or other securities shall be deemed not to be issued and outstanding until (i) the Company shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (ii) the Nevada Gaming Commission shall, by affirmative action, validate said issuance or waive any defect in said issuance.
          No membership interest or other securities issued by the Company and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Nevada Gaming Control Act. Any transfer in violation thereof shall be ineffective until (i) the Company shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (ii) the Nevada Gaming Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.
          If the Nevada Gaming Commission at any time determines that a holder of Membership Interests or other securities of the Company is unsuitable to hold such Membership Interests or securities, then until such Membership Interests or securities are owned by Persons found by the Nevada Gaming Commission to be suitable to own them (a) the Company shall not be required or permitted to pay any distribution, dividend or interest with regard to these Membership Interests or securities, (b) the holder of such Membership Interests or securities shall not be entitled to vote on any matter as the holder of such Membership Interests or securities, and such Membership Interests or securities shall not for any purposes be included in the Membership Interests or securities of the Company entitled to vote, and (c) the Company shall not pay any remuneration in any form to the holder of the Membership Interests or securities.

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ARTICLE III
PROFIT AND LOSS
          The Membership Interest of the Member in the profits and losses of the Company shall be one hundred percent (100%).
ARTICLE IV
DISTRIBUTIONS
          4.1 Distributions. Cash distributions shall be made in such amounts and at such times as may be determined by the Board of Directors in its discretion.
          4.2 Limitations on Distributions. All distributions shall be subject to Section 2.4. No distribution shall be declared or paid if, after the distribution is made: (a) the Company’s assets would not exceed the Company’s liabilities, or (b) the Company would be unable to pay its debts as they come due in the usual course of business. Liabilities to the Member on account of its Membership Interest shall not be a Company liability for purposes of this section.
ARTICLE V
MANAGEMENT OFTHE COMPANY
          5.1 Board of Directors. The business and affairs of the Company shall be managed under the direction of a board of managers, which shall be referred to as the “Board of Directors.” The Board of Directors shall initially consist of three members or such other number as the Board of Directors or the Member, may from time to time determine. The members of the Board of Directors shall be referred to as “Directors.” The Directors shall be elected and removed by the Member. Initially, the members of the Board of Directors shall be Sheldon G. Adelson, William P. Weidner and Charles D. Forman. Vacancies on the Board of Directors for any reason shall be filled either by the member or by the Board of Directors.
          5.2 Action by the Board. The Board of Directors shall act by majority vote of the Directors present on all matters (including, without limitation, a sale of all or substantially all of the assets of the Company in one or a series of related transactions).
          5.3 Procedure for Board Action. Action may be taken by the Board of Directors at a meeting at which members of the Board may participate in person or by telephone or by a written consent signed by all of the members of the Board of Directors.
          A regular meeting of the Board of Directors shall be held once annually. The Board of Directors may provide for the holding of additional regular meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on twenty-four hours notice given personally or by telephone or telegraph or on four days notice by mail. Special meetings shall be held at the place fixed by the Board of Directors for the holding of meetings, or if no such place has been fixed, at the principal business office of the Company. The Board of Directors may adopt such

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other rules of procedure for the conduct of its meetings as it may from time to time determine.
          5.4 Officers. The Board of Directors may appoint such officers of the Company as the Board determines desirable, including, but not limited to, a Chairman of the Board, President, a Secretary and a Treasurer. The Board of Directors may also choose additional officers, including, but not limited to, Vice-Presidents and one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person. The officers shall be elected annually at the regular meeting of the Board of Directors and shall hold office only so long as they are satisfactory to the Board of Directors.
          The Chairman of the Board of Directors shall be the principal executive officer of the Company to put into effect the decisions of the Board of Directors. Subject to such decision, he shall supervise and control the business and affairs of the Company. He shall preside at meetings of the directors.
          Subject to any specific assignment of duties made by the Board of Directors, the President, Vice-President, the Secretary and Treasurer and their assistants, shall act under the direction of the Chairman of the Board. The President shall perform the duties of the Chairman of the Board when the Chairman of the Board is absent or unable to act. The Vice-President shall perform the duties of the President when the President is absent or unable to act. The Secretary shall prepare and keep minutes of the meetings and actions of the Member and the Board of Directors and shall have general charge of the stock records of the Company. The Treasurer shall have custody of the funds of the Company and keep its financial records. The Chairman of the Board shall have those duties assigned by and act under the direction of the Board of Directors.
          5.5 Persons Employed by the Company. The Board of Directors may employ and compensate such persons, firms or corporations, including, but not limited to, accountants and attorneys, as it deems advisable or necessary to carryon, assist or promote the Company’s business and operations. In addition, the Board of Directors may utilize the services of persons employed by related persons or entities for tax, accounting, legal, personnel and other similar services rendered to the Company.
          5.6 Committees of Directors.
               (a) The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the members of the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
               (b) Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by

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resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
          5.7 Duties of Board and Officers. Except to the extent otherwise provided herein, each member of the Board of Directors and officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under Chapter 78 of the Nevada Revised Statutes.
          5.8 Liability of Member, Directors and Officers. None of the Directors, officers, if any, of the Company (collectively, the “Managing Persons”) or Member shall be liable as such for the Company’s liabilities, debts or obligations. The failure by the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on any Managing Person or Member.
          5.9 Indemnification. The Company shall indemnify a Managing Person or the Member for all costs, losses, liabilities and damages paid by the Managing Person or the Member in connection with the Company’s business, to the fullest extent provided or allowed by Nevada law.
ARTICLE VI
BANKING
          All funds of the Company shall be deposited regularly in the Company’s bank accounts at such financial institutions as shall be selected by the Board of Directors.
ARTICLE VII
ACCOUNTING AND RECORDS
          The Company shall maintain at its principal place of business or such other place as the Board of Directors may choose, the following:
               (a) a current list of the full name and last-known business, residence, or mailing address of the Member, members of the Board of Directors and officers, if any, of the Company, both past and present;
               (b) a copy of the Company’s Articles of Organization and all amendments thereto, executed copies of any delegation of management powers to officers of the Company, if any, and executed copies of any powers of attorney pursuant to which any amendment to the Agreement has been executed;
               (c) copies of the Company’s federal, state, and local income tax returns and reports, if any, for the three most recent years;
               (d) copies of any currently effective written operating agreements, copies of any writings permitted or required under the Act, and copies of any financial statements of the Company for the three most recent years;

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               (e) minutes of any Member meeting; and
               (f) a statement prepared and certified as accurate by the Board of Directors which describes:
                    (i) the times at which or events on the happening of which any additional contributions agreed to be made by the Member are to be made; and
                    (ii) any written consents obtained from the Member pursuant to the Act.
ARTICLE VIII
TRANSFER OF MEMBERSHIP INTEREST AND ADDITIONAL MEMBERS
          8.1 Transfer of Entire Membership Interest. Subject to Section 2.4 hereof, the limits on transfer set forth in the Company’s Articles of Organization and the applicable provisions of Nevada law, the Member may sell, hypothecate, pledge, assign or otherwise voluntarily transfer all of its Membership Interest or Membership Rights in the Company to any other Person. In the event the Member transfers its entire Membership Interest, the transferee(s) shall become a member without any further action and shall assume the Member’s obligations hereunder, unless the Board of Directors, the Member and the transferee all agree otherwise.
          8.2 Admission of Additional Members. Subject to Section 2.4 hereof, the limits on transfer set forth in the Company’s Articles of Organization and the applicable provisions of Nevada law, the Member may freely transfer a part of its Membership Interest. Prior to the admission of any additional member to the Company, including but not limited to the addition of a member as the result of a transfer by the Member of only a part of its Membership Interest, this Agreement shall be amended and restated, such amended and restated Agreement to become effective upon the new member’s or members’ admission to the Company.
ARTICLE IX
WITHDRAWAL OF MEMBER OR DIRECTOR
          The Member has the power to withdraw from the Company at any time. The Directors and officers, if any, have the power to resign at any time.
ARTICLE X
DISSOLUTION AND TERMINATION
          10.1 Events of Dissolution. The Company shall dissolve upon the occurrence of any of the following events:
               (a) By the Member’s written statement of dissolution;
               (b) By the Member’s withdrawal from the Company; and

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               (c) By the entry of a decree of judicial dissolution pursuant to the Act.
          10.2 Winding Up, Liquidation and Distribution of Assets.
               (a) Upon dissolution, an accounting shall be made by the Company’s independent accountants of the accounts of the Company and of the Company’s assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Board of Directors shall immediately proceed to wind up the affairs of the Company.
               (b) If the Company is dissolved and its affairs are to be wound up, the Board of Directors shall (i) sell or otherwise liquidate all of the Company’s assets as promptly as practicable (except to the extent the Member determines to receive any assets in kind), (ii) discharge all liabilities of the Company (other than liabilities to the Member), including all costs relating to the dissolution, winding up, and liquidation and distribution of assets, (iii) establish such reserves as reasonably may be necessary to provide for contingent liabilities of the Company, (iv) discharge any liabilities of the Company to the Member other than on account of its interest in Company capital or profits, and (v) subject to Section 2.4, distribute the remaining assets to the Member.
               (c) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.
               (d) The Board of Directors shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.
          10.3 Articles of Dissolution. When all debts, liabilities and obligations have been paid and discharged or adequate provision has been made therefor and all of the remaining property and assets have been distributed to the Member, articles of dissolution shall be executed and acknowledged by a member of the Board of Directors, which articles shall set forth the information required by the Act.
          10.4 Filing of Articles of Dissolution.
               (a) Such articles of dissolution shall be delivered to the Nevada Secretary of State.
               (b) Upon the filing of the articles of dissolution, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Member shall thereafter be a trustee for creditors of the Company and as such shall have authority to distribute any Company property discovered after dissolution, convey real estate, and take such other action as may be necessary on behalf of and in the name of the Company.
          10.5 Responsibility. Upon dissolution, the Member shall look solely to the assets of the Company for the return of its capital contribution. The winding up of the

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affairs of the Company and the distribution of its assets shall be conducted by the Board of Directors which is hereby authorized to take all actions necessary to accomplish such distribution, including, without limitation, selling any Company assets it deems necessary or appropriate to sell.
ARTICLE XI
MISCELLANEOUS PROVISIONS
          11.1 Inurement. This Agreement shall be binding upon, and inure to the benefit of, all parties hereto, their personal and legal representatives, guardians, successors, and assigns to the extent, but only to the extent, that assignment is provided for in accordance with, and permitted by, the provisions of this Agreement.
          11.2 Headings. Throughout this Agreement, where such meanings would be appropriate, the singular shall be deemed to include the plural and vice versa. The headings herein are inserted only as a matter of convenience and reference, and in no way define or describe the scope of the Agreement or the intent of any provisions thereof.
          11.3 Severability. Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. In the event there is any conflict between any provision of this Agreement and any statute, law, ordinance or regulation contrary to which the Member or the Company have no legal right to contract, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to conform with said requirement of law. In the event that any part, article, section, paragraph or clause of this Agreement shall be held to be indefinite, invalid, or otherwise unenforceable, the entire Agreement shall not fail on account thereof, and the balance of the Agreement shall continue in full force and effect.
          11.4 Membership Interest. The Member hereby covenants, acknowledges and agrees that the Membership Interest in the Company shall for all purposes be deemed personalty and shall not be deemed realty or any interest in the assets or property owned by the Company.
          11.5 Not For Benefit of Creditors. The provisions of this Agreement are intended only for the regulation of relations between the Member and the Company. This Agreement is not intended for the benefit of creditors and does not grant any rights to or confer any benefits on creditors or any other Person that is not the Member of the Company.
          11.6 Governing Law. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights, duties, obligations and liabilities of the parties shall be determined in accordance with the applicable provisions of the laws of the State of Nevada.

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          11.7 Amendments. This Agreement may be amended from time to time by a writing signed by the Member, any Person that may be admitted as a member and the Company.
          11.8 This instrument may be executed in counterparts, which, when taken together, shall constitute one and the same instrument. Any signature page of this instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto, but having attached to it one or more additional signature pages. The parties contemplate that they may be executing counterparts of this instrument transmitted by facsimile and agree and intend that a signature transmitted through a facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

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CERTIFICATE
     IN WITNESS WHEREOF, the parties have hereunto set their hands and acknowledged this Agreement and do hereby certify that the foregoing Agreement constitutes the Operating Agreement of Las Vegas Sands LLC, a Nevada limited liability company, adopted by the Member of the Company and the Company effective as of July 28, 2005.